Filed Pursuant to Rule 433
                                                    Registration No.: 333-118843

                       [BANC OF AMERICA SECURITIES LOGO]

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      The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

      Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Term Sheet

Banc of America Mortgage 2005-12 Trust

Mortgage Pass-Through Certificates, Series 2005-12
$298,847,554 (approximate)

Banc of America Mortgage Securities, Inc.

Depositor

Bank of America, National Association

Seller and Servicer

[BANK OF AMERICA LOGO]

December 21, 2005

--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

--------------------------------------------------------------------------------

[BANC OF AMERICA SECURITIES LOGO]      Banc of America Mortgage Securities, Inc.
                                     Mortgage Pass-Through Certificates, 2005-12
                                              $298,847,554 (approximate)

--------------------------------------------------------------------------------

                                             Last Scheduled       Pass-
                              WAL (Yrs)      Prin Pmt (Mths)      Through
Class   Class Balance (1)   (Call/Mat) (2)   (Call/Mat) (2)        Rate                     Principal and Interest Type
-----   -----------------   --------------   ---------------   -------------     --------------------------------------------------
A-1           $20,445,000   11.16/14.21(6)    37-140/37-360             5.75%    Senior, Sequential Pay, Special Retail, Fixed Rate
A-2           $81,828,000     3.86/ 3.86       1-131/1-131                (3)             Senior, Companion, Floating Rate
A-3           $14,232,000     3.86/ 3.86       1-131/1-131                (4)         Senior, Companion, Inverse Floating Rate
A-4          $132,775,000     3.95/ 3.95        1-96/1-96               5.75%         Senior, Planned Amortization, Fixed Rate
A-5            $4,104,000     8.33/ 8.33      96-104/96-104             5.75%         Senior, Planned Amortization, Fixed Rate
A-6              $320,008    11.16/ 14.21     37-140/37-360             None           Senior, Sequential Pay, Principal Only
A-7           $27,032,000     9.64/11.04      61-140/61-360             5.75%            Super Senior, Lockout, Fixed Rate
A-8            $3,003,000    9.64/ 11.04      61-140/61-360             5.75%        Super Senior Support, Lockout, Fixed Rate
A-R                  $100           Information Not Provided Herein                       Senior, Sequential Pay, Residual
A-PO           $7,149,445     5.22/ 5.62       1-140/1-360              None            Senior, Ratio Strip, Principal Only
               $3,526,940
A-IO           (Notional)     5.26/ 5.66       NA-NA/NA-NA              5.75%            Senior, Fixed Rate, Interest Only
B-1            $5,406,000     9.03/10.28       1-140/1-360              5.75%                 Subordinate, Fixed Rate
B-2            $1,652,000    9.03/ 10.28       1-140/1-360              5.75%                 Subordinate, Fixed Rate
B-3              $901,000    9.03/ 10.28       1-140/1-360              5.75%                 Subordinate, Fixed Rate
B-4              $601,000           Information Not Provided Herein                           Subordinate, Fixed Rate
B-5              $451,000           Information Not Provided Herein                           Subordinate, Fixed Rate
B-6              $450,575           Information Not Provided Herein                           Subordinate, Fixed Rate
           Expected          Expected
            Credit            Ratings
Class   Enhancement(5)    (Fitch\Moody's)
-----   --------------    ---------------
A-1               3.15%       AAA/Aaa
A-2               3.15%       AAA/Aaa
A-3               3.15%       AAA/Aaa
A-4               3.15%       AAA/Aaa
A-5               3.15%       AAA/Aaa
A-6               3.15%       AAA/Aaa
A-7               3.15%       AAA/Aaa
A-8               3.15%       AAA/Aa1
A-R               3.15%      AAA/None
A-PO              3.15%       AAA/Aaa

A-IO              3.15%       AAA/Aaa
B-1               1.35%       AA/None
B-2               0.80%       A/None
B-3               0.50%      BBB/None
B-4               0.30%       BB/None
B-5               0.15%       B/None
B-6               0.00%         NR

(1) The Certificate sizes are approximate and are subject to a +/- 5% variance.

(2) The Weighted Average Life, Last Scheduled Principal Payment to Call and to Maturity for the Certificates are shown to 300% PSA.

(3) During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class A-2 Certificates at the rate of 5.19% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class A-2 Certificates at a per annum rate equal to (i) 0.900% plus (ii) the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits ("LIBOR") determined monthly by the Trustee, subject to a minimum rate of 0.900% and a maximum rate of 6.750%.

(4) During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class A-3 Certificates at the rate of 8.96976393% % per annum. During each LIBOR Based Interest Accrual Period thereafter interest will accrue on the Class A-3 Certificates at a per annum rate equal to (i) 33.63545531% minus (ii) the product of 5.74957841 and LIBOR determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.00% and a maximum rate of 33.63545531%.

(5) The credit enhancement sizes are preliminary and subject to change based upon the final pool as of the Cut-off Date and any additional rating agency analysis.

(6) The weighted average life of the class of Special Retail Certificates applies to such class as a whole. Because of the special procedures for allocating principal distributions to holders within the class of Special Retail Certificates, the weighted average life of an individual certificate may vary from the weighted average life of the class as a whole.

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Transaction:                            Banc of America Mortgage 2005-12 Trust

                                        Mortgage Pass-Through Certificates,
                                        Series 2005-12

Depositor:                              Banc of America Mortgage Securities,
                                        Inc.

Underwriter:                            Banc of America Securities LLC

Seller and Servicer:                    Bank of America, National Association

Trustee:                                Wells Fargo Bank, National Association

Insurer of the Special Retail
Certificates:                           Assured Guaranty Corp.

Rating Agencies:                        Moody's Investors Service, Inc. and
                                        Fitch Ratings

Offered Size:                           $298,847,554

Expected Closing Date:                  December 29, 2005

Expected Investor Closing Date:         December 30, 2005

Distribution Date:                      25th of each month, or the next
                                        succeeding business day
                                        (First Distribution Date: January 25,
                                        2006)

Cut-off Date:                           December 1, 2005.

Determination Date:                     For any Distribution Date, the 16th day
                                        of the month in which the Distribution
                                        Date occurs or, if that day is not a
                                        business day, the immediately preceding
                                        business day

Record Date:                            For any Distribution Date, the close of
                                        business on the last business day of the month preceding the month of that Distribution Date.

Senior Certificates:                    Class A-1, A-2, A-3, A-4, A-5, A-6, A-7,
                                        A-8, A-PO, A-IO and A-R Certificates.
                                        The Class A-R Certificate is not offered hereunder.

Subordinate Certificates or
Class B Certificates:                   Class B-1, B-2, B-3, B-4, B-5 and B-6.
                                        The Class B-4, B-5 and B-6 Certificates
                                        are not offered hereunder.

Offered Certificates:                   Class A-1, A-2, A-3, A-4, A-5, A-6, A-7,
                                        A-8, A-PO, A-IO, B-1, B-2 and B-3
                                        Certificates.

Floating Rate Certificates:             Class A-2

Inverse Floating Rate
Certificates:                           Class A-3

Interest Only Certificates:             Class A-IO

Principal Only Certificates:            Class A-6 and Class A-PO

Lockout Certificates:                   Class A-7 and Class A-8

PAC Certificates:                       Class A-4 and Class A-5

Companion Certificates:                 Class A-2 and Class A-3

Super Senior Certificates:              Class A-7

Super Senior Support Certificates:      Class A-8

Special Retail Certificates:            Class A-1

Residual Certificate:                   Class A-R

Day Count:                              30/360

Pricing Speed:                          300% PSA. "PSA" or the Prepayment
                                        Standard Assumption represents an
                                        assumed rate of principal prepayment
                                        each month relative to the
                                        then-outstanding principal balance of a
                                        pool of mortgage loans for the life of
                                        such mortgage loans. A prepayment
                                        assumption of 100% PSA assumes constant
                                        prepayment rates of 0.2% per annum of
                                        the then-outstanding principal balance
                                        of such mortgage loans in the first
                                        month of the life of the mortgage loans
                                        and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month.

Clearing:                               DTC, Clearstream and Euroclear.

                                  Original Certificate      Minimum       Incremental
Denominations:                            Form           Denominations   Denominations
A-2, A-3, A-4, A-5, A-7 and A-8        Book Entry               $1,000              $1
Special Retail Certificates            Book Entry               $1,000          $1,000
Principal Only Certificates            Book Entry              $25,000              $1
Interest Only Certificates             Book Entry           $1,000,000              $1
Subordinate Certificates               Book Entry              $25,000              $1

SMMEA Eligibility:                      The Senior Certificates and the Class
                                        B-1 Certificates are expected to
                                        constitute "mortgage related securities" for purposes of SMMEA.

ERISA Eligibility:                      A fiduciary or other person acting on
                                        behalf of any employee benefit plan or
                                        arrangement, including an individual
                                        retirement account, subject to the
                                        Employee Retirement Income Security Act
                                        of 1974, as amended ("ERISA"), the Code
                                        or any federal, state or local law
                                        ("Similar Law") which is similar to
                                        ERISA or the Code (collectively, a
                                        "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

                                        The U.S. Department of Labor has
                                        extended to Banc of America Securities
                                        LLC an administrative exemption (the
                                        "Exemption") from certain of the
                                        prohibited transaction rules of ERISA
                                        and the related excise tax provisions of
                                        Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

                                        The Exemption may cover the acquisition
                                        and holding of the Offered Certificates
                                        by the Plans to which it applies
                                        provided that all conditions of the
                                        Exemption other than those within the
                                        control of the investors are met. In
                                        addition, as of the date hereof, there
                                        is no single mortgagor that is the
                                        obligor on 5% of the initial balance of
                                        the Mortgage Pool.

                                        Prospective Plan investors should
                                        consult with their legal advisors
                                        concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Tax Structure:                          For federal income tax purposes, an
                                        election will be made to treat the Trust as a "real estate mortgage investment conduit" (a "REMIC"). The Offered
                                        Certificates (other than the Class A-R
                                        Certificate) will constitute "regular
                                        interests" in the REMIC and will be
                                        treated as debt instruments for federal
                                        income tax purposes. The Class A-R
                                        Certificate constitutes the sole class
                                        of "residual interest" in the REMIC.

Optional Termination Date:              On any Distribution Date on which the
                                        aggregate Stated Principal Balance of
                                        the Mortgage Loans is less than 10% of
                                        the initial aggregate unpaid principal
                                        balance of the Mortgage Loans as of the
                                        Cut-off Date, the Servicer may, at its
                                        option, subject to certain conditions,
                                        purchase the Mortgage Loans, which would effect an early retirement of the Certificates.

Reserve Fund and Policy for
the Class A-1 Certificates:

                                        The Class A-1 Certificates are entitled
                                        to the benefit of a reserve fund as
                                        protection against certain interest
                                        shortfalls arising from the timing of
                                        principal payments on the Mortgage Loans up to $10,000.

                                        The Class A-1 Certificates also will be
                                        entitled to the benefit of an
                                        irrevocable financial guaranty insurance policy to be issued by Assured Guaranty Corp. ("Assured Guaranty").

                                              Under the policy, Assured Guaranty
                                        will unconditionally and irrevocably
                                        guarantee:

                                              o     the current payment of
                                                    interest allocated to the
                                                    Class A-1 Certificates,
                                                    other than interest
                                                    shortfalls arising from the
                                                    timing of principal payments
                                                    on the Mortgage Loans and
                                                    interest shortfalls
                                                    attributable to the
                                                    Servicemembers Civil Relief
                                                    Act or comparable state
                                                    legislation; and

                                              o     the payment of any losses of
                                                    principal allocated to the
                                                    Class A-1 Certificates.

The Pooling Agreement:                  The Certificates will be issued pursuant
                                        to a Pooling and Servicing Agreement
                                        (the "Pooling Agreement") to be dated
                                        the Closing Date, among the Depositor,
                                        the Servicer and the Trustee.

The Mortgage Pool:                      The "Mortgage Pool" will consist of
                                        fixed rate, conventional,
                                        fully-amortizing mortgage loans (the
                                        "Mortgage Loans,") secured by first
                                        liens on one- to four-family properties.
                                        All of the Mortgage Loans were
                                        originated or acquired by Bank of
                                        America, National Association, which is
                                        an affiliate of the Depositor and Banc
                                        of America Securities LLC.

Compensating Interest:                  Pursuant to the Pooling Agreement, the
                                        aggregate Servicing Fee payable to the
                                        Servicer for any month will be reduced
                                        (but not below zero) by an amount equal
                                        to the lesser of (i) the Prepayment
                                        Interest Shortfall for such Distribution
                                        Date and (ii) one-twelfth of 0.25% of
                                        the aggregate Stated Principal Balance
                                        of the Mortgage Loans as of the due date in the month preceding the month of such Distribution Date (such amount, the
                                        "Compensating Interest"). The
                                        "Prepayment Interest Shortfall" is equal to the difference between (x) 30 days' interest at the mortgage interest rate
                                        (less the Servicing Fee Rate) on the
                                        amount of each prepayment on the
                                        Mortgage Loans minus (y) the amount of
                                        interest actually paid by the related
                                        mortgagors on the amount of such
                                        prepayments during the preceding month.

Advances:                               Subject to the certain limitations, the
                                        Servicer will be required pursuant to
                                        the Pooling Agreement to advance (any
                                        such advance, an "Advance") prior to
                                        each remittance date an amount equal to
                                        the aggregate of payments of principal
                                        and interest (net of the Servicing Fee)
                                        which were due on the related due date
                                        on the Mortgage Loans and which were
                                        delinquent on the related Determination
                                        Date. Advances made by the Servicer will be made from its own funds or funds available for future distribution. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged
                                        Property relating to such Mortgage Loan.
                                        An "REO Property" is a Mortgaged
                                        Property that has been acquired by the
                                        Trust through foreclosure or grant of a
                                        deed in lieu of foreclosure.

Class Balance:                          The class balance of a class of
                                        Certificates at any time will equal its
                                        initial class balance less (i) all
                                        distributions of principal made to such
                                        class, and (ii) losses allocated to such class.

Notional Amount:                        The Notional Amount of the Class A-IO
                                        Certificates will be equal to the
                                        product of (i) the aggregate of the
                                        Stated Principal Balances of the
                                        Mortgage Loans with Net Mortgage
                                        Interest Rate as of the Cut-off Date
                                        greater than or equal to 5.750% as of
                                        the due date in the month preceding the
                                        month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the these
                                        Mortgage Loans (based on the Stated
                                        Principal Balances of these Mortgage
                                        Loans as of the due date in the month
                                        preceding the month of such Distribution
                                        Date) minus 5.750% and (b) the
                                        denominator of which is equal to 5.750%

Net Mortgage Interest Rate:             The "Net Mortgage Interest Rate" of a
                                        Mortgage Loan is the excess of its
                                        mortgage interest rate over the sum of
                                        the servicing fee rate (which is 0.25%)
                                        and the Trustee fee rate (which is
                                        0.0065%)

Reserve Fund:                           A reserve fund will be established on
                                        the Closing Date for the benefit of the
                                        Class A-1 Certificates (the "Reserve
                                        Fund") by an initial deposit into an
                                        account maintained by the Trustee in the amount of approximately $10,000. No additional amounts will be deposited into the Reserve Fund after the initial deposit. The Reserve Fund will be beneficially owned by the Underwriter and will not be an asset of the REMIC.

                                        A withdrawal will be made on each
                                        Distribution Date from the amount on
                                        deposit in the Reserve Fund, to the
                                        extent available, to cover any
                                        Non-Supported Interest Shortfalls
                                        allocated to the Class A-1 Certificates.
                                        A withdrawal from the Reserve Fund may
                                        only be made, to the extent funds are
                                        available therein, to cover any
                                        Non-Supported Interest Shortfall
                                        allocated to the Class A-1 Certificates
                                        and may not be made to cover any
                                        Non-Supported Interest Shortfall
                                        allocated to any other class. Once the
                                        Reserve Fund has been reduced to zero,
                                        the Policy will not cover any
                                        Non-Supported Interest Shortfalls
                                        allocated to Class A-1 Certificates. A
                                        "Non-Supported Interest Shortfall" is
                                        the amount by which the aggregate of
                                        Prepayment Interest Shortfalls for the
                                        Mortgage Loans during the calendar month preceding the month of such Distribution Date exceeds the applicable Compensating Interest for such period.

                                        The balance of any amount remaining in
                                        the Reserve Fund on the Distribution
                                        Date on which the class balance of a
                                        Class A-1 Certificates is reduced to
                                        zero will be distributed to the
                                        Underwriter.

                                        Neither the Reserve Fund nor the Policy
                                        will cover any Net Interest Shortfalls
                                        arising as a result of a Relief Act
                                        Reduction allocated to the Class A-1
                                        Certificates.

                                        With respect to any Distribution Date,
                                        the "Net Interest Shortfall" is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls.

                                        A "Relief Act Reduction" is a reduction
                                        in the amount of monthly interest
                                        payment on a Mortgage Loan pursuant to
                                        the Servicemembers Civil Relief Act or
                                        similar state legislation.

Distributions in Reduction of
the Special Retail Certificates:        As to distributions of principal among
                                        holders of the Class A-1 Certificates
                                        (the "Special Retail Certificates"),
                                        Deceased Holders (as defined below) will be entitled to first priority (up to a limit of approximately $100,000, as described below) and beneficial owners other than Deceased Holders ("Living
                                        Holders") will be entitled to second
                                        priority (up to a limit of approximately
                                        $10,000, as described below). Beneficial owners of the class of the Special
                                        Retail Certificates will have the right
                                        to request that distributions of
                                        principal be made with respect to their
                                        Special Retail Certificates on each
                                        Distribution Date on which distributions of principal are made with respect to that class. All such requested distributions are subject to the priorities described below and to the limitations (i) that they be made only in lots equal to $1,000 of initial class balance and (ii) that aggregate distributions on the class of Special
                                        Retail Certificates on a Distribution
                                        Date will not exceed the portion of the
                                        Senior Principal Distribution Amount
                                        allocated to the Class A-1 Certificates
                                        on that Distribution Date (plus any
                                        amounts available from the Rounding
                                        Account, as described below). To the
                                        extent that amounts available for
                                        distributions of principal on the class
                                        of Special Retail Certificates on any
                                        Distribution Date exceed the aggregate
                                        requests by Deceased Holders and Living
                                        Holders of that class for principal
                                        distributions applicable to that
                                        Distribution Date, those excess amounts
                                        will be distributed to the beneficial
                                        owners of that class by random lot, as
                                        described below.

                                        On each Distribution Date, on which
                                        amounts are available for distribution
                                        of principal on the class of Special
                                        Retail Certificates, the aggregate
                                        amount allocable to those distributions
                                        will be rounded upward, as necessary, to equal an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth in this discussion. Rounding will be accomplished on the first
                                        Distribution Date on which distributions of principal on the class of Special Retail Certificates are made, by withdrawing, from a non-interest bearing account to be established on the Closing Date for the Special Retail
                                        Certificates, with a $999.99 deposit by
                                        the Underwriter (the "Rounding
                                        Account"), the amount of funds, if any,
                                        needed to round the amounts otherwise
                                        available for distributions to the
                                        Special Retail Certificates upward to
                                        the next higher integral multiple of
                                        $1,000. On each succeeding Distribution
                                        Date on which distributions of principal on the class of Special Retail Certificates are to be made, the amounts allocable to the class will be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed as principal on that class. This process will continue on succeeding Distribution Dates with respect to the class of Special Retail Certificates until its class balance has been reduced to zero. Thus, the aggregate distribution made in reduction of the class balance of the class of Special Retail Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on that Distribution Date. Under no circumstances will the sum of all distributions of principal on the class of Special Retail Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

                                        A beneficial owner of a Special Retail
                                        Certificate who has submitted a request
                                        for a principal distribution may not
                                        receive a distribution at any particular time after its request, since there can be no assurance that funds will be available for making principal distributions on the class of Special Retail Certificates on any particular Distribution Date. Even if funds are available, those distributions with respect to the Special Retail
                                        Certificates owned by any particular
                                        beneficial owner may not be made. Also,
                                        due to the procedure for mandatory
                                        distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution of principal on the class of Special Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of the class, any particular beneficial owner will not receive a principal distribution from such excess funds even if such beneficial owner has not submitted a request for distribution. Thus, the timing of distributions of principal with respect to any particular Special Retail Certificate is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner.

                                        Priority of Requested Distributions

                                        Subject to the limitations described
                                        herein, including the order of the
                                        receipt of the request for distributions as described below under "-- Procedure for Requesting Distributions," beneficial owners of the Special Retail Certificates have the right to request that distributions of principal on their Special Retail Certificates be made. On each Distribution Date on which distributions of principal on the class of Special Retail Certificates are made, priority of payment on that class will be given to beneficial owners for whom principal payment requests are in effect. For the class of Special Retail Certificates, DTC will honor requests in the following order of priority:

                                              First, DTC will honor requests
                                        submitted on behalf of Deceased Holders
                                        in the order of their receipt by DTC,
                                        until those requests have been honored
                                        in an amount up to $100,000 for each
                                        requesting Deceased Holder; and

                                              Second, DTC will honor requests
                                        submitted on behalf of Living Holders in the order of their receipt by DTC, until those requests have been honored in an amount up to $10,000 for each requesting Living Holder.

                                        Thereafter, DTC will honor requests
                                        submitted on behalf of each Deceased
                                        Holder as provided in step First up to a second $100,000 and requests submitted on behalf of each Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all principal payment requests for the class of Special Retail Certificates have been honored to the extent of amounts available in reduction of that class. In no event will distributions to the class of Special Retail Certificates exceed the amount of principal available for distribution to such class of Special Retail Certificates on such Distribution Date. In no event will the beneficial owner of a Special Retail Certificate receive a distribution of principal in an amount greater than the principal balance of its Special Retail
                                        Certificate.

                                        If the amount of principal available for payment on the class of Special Retail Certificates on a given Distribution Date is insufficient to honor all requests with respect to such class, such requests will be honored on succeeding Distribution Dates as principal becomes available. A Special Retail Certificate principal payment request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. That priority will be effective for each subsequent
                                        Distribution Date if DTC has received a
                                        certified copy of the death certificate
                                        and any additional appropriate evidence
                                        of death and any requested tax waivers
                                        by the last business day of the
                                        preceding calendar month.

                                        Procedure for Requesting Distributions

                                        A beneficial owner may request that
                                        distributions of principal on such
                                        beneficial owner's Special Retail
                                        Certificates be made on a Distribution
                                        Date by delivering a written request
                                        therefor to the participant in the DTC
                                        system ("Participants") or to an
                                        organization that holds through a
                                        Participant (an "Indirect Participant")
                                        that maintains such beneficial owner's
                                        account in the Special Retail
                                        Certificates so that the request for
                                        such distribution is received on or
                                        before the Record Date for such
                                        Distribution Date. In the case of a
                                        request on behalf of a Deceased Holder,
                                        a certified copy of the death
                                        certificate and any additional
                                        appropriate evidence of death and any
                                        tax waivers are required to be forwarded to the Participant under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Participant and, if not honored, will lose their priority and must be rerequested. The Participant will in turn make the request of DTC (or, in the case of an Indirect Participant, such Indirect Participant must notify the related Participant of such request, and the Participant will make the request of DTC) on DTC's participant terminal system. Upon receipt of such request, DTC will date and time stamp such request and forward such request to the Trustee. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Depositor, the Servicer, Assured Guaranty or the Trustee will be liable for any delay by DTC, any Participant or any Indirect Participant in the delivery of requests for distributions. Requests for distributions of principal received by DTC after the Record Date for such Distribution Date and requests for distributions of principal received in a timely manner but not accepted with respect to a given Distribution Date, will be treated as requests for distributions of principal on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Special Retail Certificate submitted by a beneficial owner of a Special Retail Certificate will be held by DTC until such request has been accepted or has been withdrawn in writing, in the manner set forth below. The principal amount covered by such request will continue to bear interest at the related pass-through rate through the last calendar date of the month preceding the month of the Distribution Date.

                                        With respect to Special Retail
                                        Certificates for which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on the class of Special Retail Certificates are being made, DTC will notify the Participants prior to such Distribution Date whether, and the extent to which, such requests for distributions on the Special Retail Certificates have been accepted. Participants and Indirect Participants holding Special Retail Certificates are required to forward such notices to the beneficial owners of such Certificates. Requested distributions on Special Retail Certificates entitled to such distributions will be due and payable on the applicable Distribution Date and will cease to bear interest after the last calendar date of the month preceding the month of such Distribution Date.

                                        Any beneficial owner of a Special Retail
                                        Certificate that has requested a
                                        distribution may withdraw such request
                                        by so notifying in writing the
                                        Participant or Indirect Participant that maintains such beneficial owner's account. The Participant will make the request of DTC on DTC's participant terminal system. In the event that such account is maintained by an Indirect Participant, such Indirect Participant must notify the related Participant, which in turn must make the request of DTC on DTC's participant terminal system. If such notice of withdrawal of a request for distribution has not been received by the DTC on or before the Record Date for the Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the class of Special Retail Certificates on the applicable Distribution Date.

                                        Mandatory Distributions of Principal on
                                        the Special Retail Certificates

                                        If the amount available for principal
                                        distributions on the class of Special
                                        Retail Certificates on a Distribution
                                        Date exceeds the aggregate amount of
                                        distribution requests for that class
                                        which have been received by DTC on or
                                        before the applicable Record Date,
                                        additional Special Retail Certificates
                                        in lots equal to $1,000 will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors in the Special Retail Certificates should ask Participants or Indirect Participants which allocation procedures they use. Participants and Indirect Participants holding Special Retail Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

                                        Deceased Holders

                                        A "Deceased Holder" is a beneficial
                                        owner of a Special Retail Certificate
                                        who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Participant a certified copy of the death certificate and any additional evidence of death satisfactory to the Participant and any tax waivers requested by the
                                        Participant. Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner.

                                        The death of a tenant by the entirety,
                                        joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Special Retail
                                        Certificates so owned will be eligible
                                        for priority with respect to
                                        distributions of principal, subject to
                                        the limitations described herein.
                                        Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Special Retail Certificates greater than the number of Special Retail
                                        Certificates of which the trust is the
                                        owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Special Retail Certificates beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Special Retail Certificate will be deemed to be the death of the beneficial owner of the Special Retail Certificate regardless of the registration of the ownership, if the beneficial ownership interest can be established to the satisfaction of the Participant. Beneficial interests will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer, or otherwise dispose of a Special Retail Certificate and the right to receive the proceeds therefrom, as well as interest payments and distributions in reduction of principal balance with respect thereto. As used in this Prospectus Supplement, a request for a distribution of principal of a Special Retail Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

                                        Pro Rata Distributions

                                        On each Distribution Date, if Assured
                                        Guaranty fails to pay an Insured Amount
                                        in respect of principal, distributions
                                        of principal on the class of Special
                                        Retail Certificates will be made pro
                                        rata among the holders of such class of
                                        Special Retail Certificates and will not be rounded up to an integral multiple of $1,000 or made in integral multiples of $1,000 nor will distributions be made pursuant to requested distributions or mandatory random lot distributions. If pro rata distributions cannot be made through the facilities of DTC, the Special Retail Certificates will be withdrawn from the facilities of DTC and Definitive Certificates will be issued to the beneficial owners of those Certificates.

The Financial Guaranty
Insurance Policy:                       The following summary of terms of the
                                        financial guaranty insurance policy to
                                        be issued by Assured Guaranty Corp.
                                        ("Assured Guaranty") does not purport to be complete and is qualified in its entirety by reference to the Policy referred to below.

                                        Assured Guaranty has made a commitment,
                                        subject to the satisfaction of certain
                                        conditions, to issue a financial
                                        guaranty insurance policy (the "Policy") relating to the Banc of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2005-12, Class A-1 Certificates (the "Insured
                                        Certificates"), effective as of the date of issuance of the Insured Certificates. Under the terms of the Policy, Assured Guaranty will unconditionally and irrevocably guarantee to pay each and every Insured Amount (as defined below) that shall become due for payment but shall be unpaid by reason of Nonpayment (as defined below). The Policy is non-cancelable for any reason.

                                        Principal payable by Assured Guaranty
                                        under the Policy in respect of the
                                        Insured Certificates will in no event
                                        exceed the class balance of the Insured
                                        Certificates as of the date of issuance, which is expected to be $20,445,000.

                                        Assured Guaranty will pay each Insured
                                        Amount that constitutes a Deficiency
                                        Amount to the Trustee, as beneficiary of the Policy on behalf of the holders of the Insured Certificates, on the later of (i) the Distribution Date on which such Deficiency Amount becomes due for payment or (ii) the third business day following the day on which Assured Guaranty receives notice of claim therefor in accordance with the terms of the Policy. Assured Guaranty will pay each Insured Amount that constitutes a Preference Amount when due to be paid by or on behalf of the holders of the Insured Certificates pursuant to an applicable court order, but in any event no earlier than the fourth business day following receipt by Assured Guaranty of the documentation required by Assured Guaranty in accordance with the terms of the Policy.

                                        The terms below are summary
                                        descriptions. Reference should be made
                                        to the Policy for the actual definition
                                        of each term defined below.

                                        "Deficiency Amount" means, with respect
                                        to the Insured Certificates and any
                                        Distribution Date, the amount (if any)
                                        equal to (1) the sum of (a) any
                                        shortfall in amounts available in the
                                        certificate account to pay interest for
                                        the related Interest Accrual Period on
                                        the class balance of the Insured
                                        Certificates at the then applicable
                                        pass-through rate for such Distribution
                                        Date and (b) the amount of the principal portion of any Realized Losses allocated to the Insured Certificates on such Distribution Date and (2) on the Distribution Date in January 2036 or, with the consent of Assured Guaranty, upon the earlier of the termination of the Trust pursuant to the terms of the Pooling Agreement, the class balance of the Insured Certificates after giving effect to any distributions on such Distribution Date and, in the case of each of clauses (1) and (2), net of any Prepayment Interest Shortfalls or Relief Act Reductions allocated to the Insured Certificates, or any shortfall attributable to the liability of the Trust, the REMIC, the Trustee for withholding or other taxes, including interest and penalties in respect of such liabilities allocated to the Insured Certificates on such
                                        Distribution Date; provided, however,
                                        that "Deficiency Amount" shall not
                                        include any additional amounts owing by
                                        the Trust as a result of the failure by
                                        the Trustee to pay such amount when due
                                        and payable, including, without
                                        limitation, any such additional amounts
                                        as may be attributable to penalties or
                                        default interest rates, amounts in
                                        respect of indemnification, or any other additional amounts payable by reason of such a default.

                                        "Insured Amount" means, with respect to
                                        any Distribution Date, the sum of any
                                        Deficiency Amount for such Distribution
                                        Date and any Preference Amount.

                                        "Insured Payment" means, with respect to any Distribution Date, the aggregate amount paid by Assured Guaranty to the Trustee in respect of (i) the Deficiency Amount for such Distribution Date and
                                        (ii) Preference Amounts for any given
                                        Business Day.

                                        "Nonpayment" means, with respect to any
                                        Distribution Date, an Insured Amount is
                                        due for payment but the funds, if any,
                                        remitted to the Trustee pursuant to the
                                        Pooling Agreement are insufficient for
                                        payment in full of such Insured Amount.

                                        "Preference Amount" means any payment of principal or interest previously distributed by or on behalf of the Trust to a holder of Insured Certificates, which would have been covered under the Policy as a Deficiency Amount if there had been a shortfall in funds available to make such a payment on the required Distribution Date for such payment, which has been deemed a preferential transfer and has been recovered from such holder pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court or other body exercising jurisdiction in an insolvency proceeding by or against the Trust.

                                        Assured Guaranty shall be subrogated to
                                        the rights of the holders of the Insured
                                        Certificates to receive distributions in respect of the Insured Certificates to the extent of any payment by Assured Guaranty under the Policy.

                                        The Policy is not covered by the
                                        property/casualty insurance fund
                                        specified in Article 76 of the New York
                                        Insurance Law.

                                        Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Pooling Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Pooling Agreement unless such amendment or modification has been approved in writing by Assured Guaranty.

The Certificate Insurer:                Assured Guaranty is a Maryland-domiciled
                                        insurance company regulated by the
                                        Maryland Insurance Administration and
                                        licensed to conduct financial guaranty
                                        insurance business in forty-seven
                                        states, the District of Columbia and
                                        Puerto Rico. Assured Guaranty commenced
                                        operations in 1988. Assured Guaranty is
                                        a wholly owned, indirect subsidiary of
                                        Assured Guaranty Ltd. ("AGL"), a
                                        Bermuda-based holding company whose
                                        shares are publicly held and are listed
                                        on the New York Stock Exchange under the symbol "AGO." AGL, through its operating subsidiaries, provides credit enhancement products to the public finance, structured finance and mortgage markets. Neither AGL nor any of its shareholders is obligated to pay any debts of Assured Guaranty or any claims under any insurance policy issued by Assured Guaranty.

                                        Assured Guaranty is subject to insurance laws and regulations in Maryland and in New York (and in other jurisdictions in which it is licensed) that, among other things, (i) limit Assured Guaranty's business to financial guaranty insurance and related lines, (ii) prescribe minimum solvency requirements, including capital and surplus requirements, (iii) limit classes and concentrations of investments, (iv) regulate the amount of both the aggregate and individual risks that may be insured, (v) limit the payment of dividends by Assured Guaranty, (vi) require the maintenance of contingency reserves and (vii) govern changes in control and transactions among affiliates. Certain state laws to which Assured Guaranty is subject also require the approval of policy rates and forms.

                                        Assured Guaranty's financial strength is rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., "Aa1" by Moody's Investors Service, Inc. and "AAA" by Fitch Inc. Each rating of Assured Guaranty should be evaluated independently. An explanation of the significance of the above ratings may be obtained from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any security, and such ratings are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any security guaranteed by Assured Guaranty. Assured Guaranty does not guaranty the market price of the securities it guarantees, nor does it guaranty that the ratings on such securities will not be revised or withdrawn.

                                        Capitalization of Assured Guaranty Corp.

                                        The following table sets forth the
                                        capitalization of Assured Guaranty as of December 31, 2003 and December 2004 and as of September 30, 2005 (unaudited), on the basis of accounting principles generally accepted in the United States of America ("GAAP"):

Capitalization of Assured Guaranty Corp.

                                             December 31, 2003   December 31, 2004   September 30, 2005
                                               (in millions)       (in millions)       (in millions)
                                             -----------------   -----------------   ------------------
Unearned Premiums                                         $389                $369                 $197
Other Liabilities                                          236                 280                  167
Shareholder's Equity:
  Common Stock                                              15                  15                   15
  Additional Paid-in Capital                               351                 386                  363
  Unrealized Gain on Bonds, Net of Tax                      45                  43                   32
  Retained Earnings                                        465                 563                  617
Total Shareholder's Equity                                $876              $1,007               $1,027
                                             -----------------   -----------------   ------------------
Total Liabilities and Shareholder's Equity              $1,501              $1,656               $1,391


                                        The following documents are hereby
                                        incorporated by reference into this Free
                                        Writing Prospectus and shall be deemed
                                        to be a part hereof:

                                        o     The consolidated balance sheets of
                                              Assured Guaranty as of December
                                              31, 2004 and December 31, 2003 and
                                              the related consolidated
                                              statements of operations and
                                              comprehensive income, of
                                              shareholder's equity and of cash
                                              flows for each of the three years
                                              in the period ended December 31,
                                              2004, prepared in accordance with
                                              GAAP, included as Exhibit 99.1 to
                                              the Annual Report on Form 10-K of
                                              AGL for the fiscal year ended
                                              December 31, 2004 (which was filed
                                              with the Securities and Exchange
                                              Commission (the "SEC") on March
                                              22, 2005);

                                        o     The unaudited consolidated balance
                                              sheet and statement of
                                              shareholder's equity of Assured
                                              Guaranty as of and for the period
                                              ended March 31, 2005,
                                              respectively, and the related
                                              consolidated statements of
                                              operations and comprehensive
                                              income and cash flows for the
                                              three months ended March 31, 2005
                                              and March 31, 2004, prepared in
                                              accordance with GAAP, included as
                                              Exhibit 99.1 to the Quarterly
                                              Report on Form 10-Q for the
                                              quarterly period ended March 31,
                                              2005 (which was filed by AGL with
                                              the SEC on May 12, 2005);

                                        o     The unaudited consolidated balance
                                              sheet and statement of
                                              shareholder's equity of Assured
                                              Guaranty as of and for the period
                                              ended June 30, 2005, respectively,
                                              the related consolidated
                                              statements of operations and
                                              comprehensive income for the three
                                              and six months ended June 30, 2005
                                              and June 30, 2004, and the
                                              statements of cash flows for the
                                              six months ended June 30, 2005 and
                                              June 30, 2004, prepared in
                                              accordance with GAAP, included as
                                              Exhibit 99.1 to the Quarterly
                                              Report on Form 10-Q for the
                                              quarterly period ended June 30,
                                              2005 (which was filed by AGL with
                                              the SEC on August 15, 2005);

                                        o     The unaudited consolidated balance
                                              sheet and statement of
                                              shareholder's equity of Assured
                                              Guaranty as of and for the period
                                              ended September 30, 2005,
                                              respectively, the related
                                              consolidated statements of
                                              operations and comprehensive
                                              income for the three and nine
                                              months ended September 30, 2005
                                              and September 30, 2004, and the
                                              statements of cash flows for the
                                              nine months ended September 30,
                                              2005 and September 30, 2004,
                                              prepared in accordance with GAAP,
                                              included as Exhibit 99.1 to the
                                              Quarterly Report on Form 10-Q for
                                              the quarterly period ended
                                              September 30, 2005 (which was
                                              filed by AGL with the SEC on
                                              November 7, 2005); and

                                        o     The Current Reports on Form 8-K
                                              filed by AGL with the SEC on April
                                              12, 2005, April 20, 2005, May 10,
                                              2005, May 18, 2005, June 24, 2005,
                                              August 5, 2005, December 12, 2005
                                              and December 21, 2005 as they
                                              relate to Assured Guaranty.

                                        Any statement contained in a document
                                        incorporated herein by reference or
                                        contained in this Free Writing
                                        Prospectus under the heading "The
                                        Certificate Insurer" shall be modified
                                        or superseded for the purposes of this
                                        Free Writing Prospectus to the extent
                                        that a statement contained herein or in
                                        any subsequently filed document which is incorporated by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Free Writing Prospectus.

                                        All consolidated financial statements of
                                        Assured Guaranty included in documents
                                        filed by AGL with the SEC pursuant to
                                        Section 13(a), 13(c), 14 or 15(d) of the
                                        Securities Exchange Act of 1934, as
                                        amended, subsequent to the date of this
                                        Free Writing Prospectus and prior to the termination of the offering of the Insured Certificates shall be deemed to be incorporated by reference into this Free Writing Prospectus and to be a part hereof from the respective dates of filing such consolidated financial statements.

                                        The Maryland Insurance Administration
                                        recognizes only statutory accounting
                                        practices for determining and reporting
                                        the financial condition and results of
                                        operations of an insurance company, for
                                        determining its solvency under the
                                        Maryland Insurance Code, and for
                                        determining whether its financial
                                        condition warrants the payment of a
                                        dividend to its stockholders. No
                                        consideration is given by the Maryland
                                        Insurance Administration to financial
                                        statements prepared in accordance with
                                        GAAP in making such determinations.

                                        Copies of the consolidated financial
                                        statements of Assured Guaranty
                                        incorporated by reference herein and of
                                        the statutory financial statements filed by Assured Guaranty with the Maryland Insurance Administration are available upon request by contacting Assured Guaranty at 1325 Avenue of the Americas, New York, New York 10019 or by calling Assured Guaranty at (212) 974-0100.

                                        Assured Guaranty makes no representation regarding the Certificates or the advisability of investing in the Insured Certificates. In addition, Assured Guaranty makes no representation regarding, nor does it accept any responsibility for the accuracy or completeness of this Free Writing Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and Assured Guaranty supplied by Assured Guaranty and presented under the headings "The Financial Guaranty Insurance Policy" and "The Certificate Insurer" in this Free Writing
                                        Prospectus.

Stated Principal Balance:               The Stated Principal Balance means, as
                                        to any Mortgage Loan and due date, the
                                        unpaid principal balance of such
                                        Mortgage Loan as of such due date, as
                                        specified in the amortization schedule
                                        at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds
                                        (net of unreimbursed expenses and
                                        unreimbursed Advances) allocable to
                                        principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any deficient valuation by a court in connection with a bankruptcy .


Pool Principal Balance (Non-PO
Portion):                               The Pool Principal Balance (Non-PO
                                        Portion) for any Distribution Date
                                        equals the sum of the product, for each
                                        Mortgage Loan, of the Non-PO Percentage
                                        of such Mortgage Loan multiplied by its
                                        Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

Pool Principal Balance:                 The Pool Principal Balance with respect
                                        to any Distribution Date equals the
                                        aggregate Stated Principal Balances of
                                        the Mortgage Loans outstanding on the
                                        due date in the month preceding the
                                        month of such Distribution Date.

Non-PO Principal Amount:                The "Non-PO Principal Amount" for any
                                        Distribution Date will equal the sum of
                                        the applicable Non-PO Percentage of:

                                              (a)   all monthly payments of
                                                    principal due on each
                                                    Mortgage Loan on the related
                                                    due date;

                                              (b)   the principal portion of the
                                                    purchase price (net of
                                                    unreimbursed Advances and
                                                    other amounts as to which
                                                    the Servicer is entitled to
                                                    be reimbursed pursuant to
                                                    the Pooling Agreement) of
                                                    each Mortgage Loan that was
                                                    repurchased by the Depositor
                                                    pursuant to the Pooling
                                                    Agreement during the
                                                    calendar month preceding the
                                                    month of that Distribution
                                                    Date;

                                              (c)   amounts received with
                                                    respect to such Distribution
                                                    Date as a substitution
                                                    adjustment amount (net of
                                                    unreimbursed Advances and
                                                    other amounts as to which
                                                    the Servicer is entitled to
                                                    be reimbursed pursuant to
                                                    the Pooling Agreement)
                                                    received during the calendar
                                                    month preceding the month of
                                                    that Distribution Date;

                                              (d)   any Liquidation Proceeds
                                                    (net of unreimbursed
                                                    expenses and unreimbursed
                                                    Advances, if any) allocable
                                                    to recoveries of principal
                                                    of the Mortgage Loans that
                                                    have not yet been liquidated
                                                    received during the calendar
                                                    month preceding the month of
                                                    that Distribution Date;

                                              (e)   with respect to each
                                                    Mortgage Loan that was
                                                    liquidated during the
                                                    calendar month preceding the
                                                    month of that Distribution
                                                    Date, the amount of the
                                                    Liquidation Proceeds (other
                                                    than any profits retained by
                                                    the Servicer in connection
                                                    with the foreclosure and net
                                                    of unreimbursed expenses and
                                                    unreimbursed Advances, if
                                                    any) allocable to principal
                                                    received with respect to
                                                    that Mortgage Loan; and

                                              (f)   all partial and full
                                                    principal prepayments on the
                                                    Mortgage Loans by mortgagors
                                                    received during the calendar
                                                    month preceding the month of
                                                    that Distribution Date.

Senior Principal Distribution Amount:   The Senior Principal Distribution Amount
                                        for any Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through
                                        (d) of the definition of "Non-PO
                                        Principal Amount" for such Distribution
                                        Date and (ii) the Senior Prepayment
                                        Percentage of the applicable Non-PO
                                        Percentage of all amounts described in
                                        clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such
                                        Distribution Date subject to certain
                                        reductions due to losses.

Subordinate Principal
Distribution Amount:                    The Subordinate Principal Distribution
                                        Amount for any Distribution Date will
                                        equal the sum of (i) the Subordinate
                                        Percentage for the applicable Non-PO
                                        Percentage of all amounts described in
                                        clauses (a) through (d) of the
                                        definition of "Non-PO Principal Amount"
                                        for such Distribution Date and (ii) the
                                        Subordinate Prepayment Percentage of the applicable Non-PO Percentage all amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date.

Senior Percentage:                      The Senior Percentage on any
                                        Distribution Date will equal (i) the
                                        aggregate class balance of the Senior
                                        Certificates (but not the Class A-PO
                                        Certificates) immediately prior to such
                                        date, divided by (ii) the Pool Principal
                                        Balance (Non-PO Portion) for such date.

Subordinate Percentage:                 The Subordinate Percentage for any
                                        Distribution Date will equal 100% minus
                                        the Senior Percentage for such date.

Non-PO Percentage:                      The "Non-PO Percentage" with respect to
                                        any Mortgage Loan with a Net Mortgage
                                        Interest Rate as of the Cut-off Date
                                        less than 5.750% (each such Mortgage
                                        Loan, a "Discount Mortgage Loan") will
                                        be equal to the Net Mortgage Interest
                                        Rate as of the Cut-off Date divided by
                                        5.750%. The Non-PO Percentage with
                                        respect to any Mortgage Loan with a Net
                                        Mortgage Interest Rate as of the Cut-off
                                        Date equal to or greater than 5.750 will be 100%. The "PO Percentage" for any
                                        Discount Mortgage Loan will be equal to
                                        100% minus the Non-PO Percentage for
                                        such Mortgage Loan.

Premium Distribution Amount:            On each Distribution Date, from and to
                                        the extent of the Pool Distribution
                                        Amount, Assured Guaranty will be
                                        entitled to receive a premium (the
                                        "Premium Distribution Amount") with
                                        respect to the Class A-1 Certificates.
                                        The Premium Distribution Amount will be
                                        equal to the sum of (i) the product of
                                        one-twelfth of 0.09% and the class
                                        balance of the Class A-1 Certificates
                                        and (ii) the sum of the amounts, if any, by which the amount described in clause
                                        (i) above on each prior Distribution
                                        Date exceeded the amount actually
                                        distributed in respect of the premium
                                        from the Pool Distribution Amount on
                                        such prior Distribution Dates and not
                                        subsequently distributed. No further
                                        amounts will be payable to Assured
                                        Guaranty once the Class A-1 Certificates are no longer outstanding.

Priority Amount:                        For any Distribution Date will equal the
                                        lesser of (i) the sum of the class
                                        balances of the Class A-7 and Class A-8
                                        Certificates and (ii) the product of (a) the Shift Percentage, (b) the Priority
                                        Percentage and (c) the Non-PO Principal
                                        Amount.

Priority Percentage:                    For any Distribution Date will equal (i)
                                        the sum of the class balances of the
                                        Class A-7 and Class A-8 Certificates
                                        divided by (ii) the Pool Principal
                                        Balance (Non-PO Portion) immediately
                                        prior to such date.

Shift Percentage:                       For the following Distribution Dates,
                                        will be as follows:

                                        Distribution Date                       Shift Percentage
                                        January 2006 through December 2010      0%
                                        January 2011 through December 2011      30%
                                        January 2012 through December 2012      40%
                                        January 2013 through December 2013      60%
                                        January 2014 through December 2014      80%
                                        January 2015 and thereafter             100%

Principal Distributions:                The Senior Principal Distribution Amount
                                        will generally be allocated sequentially as follows:

                                              (i)   To the Class A-R
                                                    Certificate, until its class
                                                    balance has been reduced to
                                                    zero;

                                              (ii)  Concurrently, to the Class
                                                    A-7 and Class A-8
                                                    Certificates, pro rata, up
                                                    to the Priority Amount for
                                                    such Distribution Date,
                                                    until their class balances
                                                    have been reduced to zero;

                                              (iii) On or before December 2008,
                                                    pay sequentially as follows:

                                                    1.    to the Class A-4 and
                                                          Class A-5
                                                          Certificates, in that
                                                          order, up to the PAC
                                                          Principal Amount for
                                                          such Distribution
                                                          Date;

                                                    2.    Concurrently to the
                                                          Class A-2 and Class
                                                          A-3 Certificates, pro
                                                          rata, until their
                                                          class balances have
                                                          been reduced to zero;

                                                    3.    Sequentially to the
                                                          Class A-4 and Class
                                                          A-5 Certificates, in
                                                          that order, until
                                                          their class balances
                                                          have been reduced to
                                                          zero;

                                                    4.    Concurrently to the
                                                          Class A-1 and Class
                                                          A-6 Certificates, pro
                                                          rata, until their
                                                          class balances have
                                                          been reduced to zero;

                                              (iv)  After December 2008, pay
                                                    sequentially as follows:

                                                    1.    $20,765.01
                                                          concurrently to the
                                                          Class A-1 and Class
                                                          A-6 Certificates, pro
                                                          rata, until their
                                                          class balances have
                                                          been reduced to zero;

                                                    2.    Sequentially to the
                                                          Class A-4 and Class
                                                          A-5 Certificates, in
                                                          that order, up to the
                                                          PAC Principal Amount
                                                          for such Distribution
                                                          Date;

                                                    3.    Concurrently to the
                                                          Class A-2 and Class
                                                          A-3 Certificates, pro
                                                          rata, until their
                                                          class balances have
                                                          been reduced to zero;

                                                    4.    Sequentially to the
                                                          Class A-4 and Class
                                                          A-5 Certificates, in
                                                          that order, until
                                                          their class balances
                                                          have been reduced to
                                                          zero;

                                                    5.    Concurrently to the
                                                          Class A-1 and Class
                                                          A-6 Certificates, pro
                                                          rata, until their
                                                          class balances have
                                                          been reduced to zero;

                                              (v)   Concurrently, to the Class
                                                    A-7 and Class A-8
                                                    Certificates, pro rata,
                                                    until their class balances
                                                    have been reduced to zero.

Subordinate Prepayment Percentage:      The Subordinate Prepayment Percentage
                                        for any Distribution Date will equal
                                        100% minus the Senior Prepayment
                                        Percentage for such date.

Senior Prepayment Percentage:           For the following Distribution Dates,
                                        will be as follows:

                                        Distribution Date                    Senior Prepayment Percentage
                                        January 2006 through December 2010   100%;

                                        January 2011 through                 the applicable  Senior Percentage plus, 70% of the
                                        December 2011                        applicable Subordinate Percentage;

                                        January 2012 through                 the applicable  Senior Percentage plus, 60% of the
                                        December 2012                        applicable Subordinate Percentage;

                                        January 2013 through                 the applicable  Senior Percentage plus, 40% of the
                                        December 2013                        applicable Subordinate Percentage;

                                        January 2014 through                 the applicable  Senior Percentage plus, 20% of the
                                        December 2014                        applicable Subordinate Percentage;

                                        January 2015 and thereafter          the applicable Senior Percentage;

                                        provided, however, if on any
                                        Distribution Date the Senior Percentage
                                        exceeds the initial Senior Percentage,
                                        then the Senior Prepayment Percentage
                                        for such Distribution Date will equal
                                        100%.

                                        No decrease in the Senior Prepayment
                                        Percentage will occur if the following
                                        occurs as of any Distribution Date as to which any such decrease applied : (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Class B Certificates, is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentage of the aggregate balance of the Class B Certificates as of the Closing Date (the "Original Subordinate Principal
                                        Balance") indicated below:

                                                                            % of Original Subordinate
                                        Distribution Date Occurring             Principal Balance
                                        ----------------------------------  -------------------------
                                        January 2011 through December 2011              30%
                                        January 2012 through December 2012              35%
                                        January 2013 through December 2013              40%
                                        January 2014 through December 2014              45%
                                        January 2015 and thereafter                     50%

Allocation of Losses:                   On each Distribution Date, the
                                        applicable PO Percentage of any Realized
                                        Loss on a Discount Mortgage Loan will be allocated to the Class A-PO
                                        Certificates. Such allocation will be
                                        effected on each Distribution Date by
                                        reducing the class balance of the Class
                                        A-PO Certificates, if and to the extent
                                        that such class balance (after taking
                                        into account the amount of all
                                        distributions to be made on such
                                        Distribution Date) exceeds the related
                                        Adjusted Pool Amount (PO Portion) for
                                        such Distribution Date. The amount of
                                        any such Realized Loss allocated to the
                                        Class A-PO Certificates will be treated
                                        as a "Class PO Deferred Amount." To the
                                        extent funds are available on such
                                        Distribution Date or on any future
                                        Distribution Date from amounts that
                                        would otherwise be allocable to the
                                        Subordinate Principal Distribution
                                        Amount, the Class PO Deferred Amounts
                                        for the Class A-PO Certificates will be
                                        paid on the Class A-PO Certificates
                                        prior to distributions of principal on
                                        the Class B Certificates. Payments of
                                        the Class PO Deferred Amounts will be
                                        made from the principal payable to the
                                        Subordinate Certificates beginning with
                                        the principal payable to the class of
                                        Subordinate Certificates with the
                                        highest numerical class designation. Any distribution in respect of unpaid Class
                                        PO Deferred Amounts for the Class A-PO
                                        Certificates will not further reduce the class balance of such Class A-PO
                                        Certificates The Class PO Deferred
                                        Amounts will not bear interest. The
                                        class balance of the class of Class B
                                        Certificates then outstanding with the
                                        highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts for the Class A-PO Certificates. Any excess of these Class PO Deferred
                                        Amounts over the class balance of that
                                        class will be allocated to the next most subordinate class of Class B
                                        Certificates to reduce its class balance and so on, as necessary. On each Distribution Date, the applicable Non-PO
                                        Percentage of any Realized Loss will be
                                        allocated first to the Class B
                                        Certificates in the reverse order of
                                        their numerical class designations
                                        (beginning with the class of Class B
                                        Certificates then outstanding with the
                                        highest numerical class designation), in each case until the class balance of such class of Certificates has been reduced to zero, and then to the Senior
                                        Certificates (but not the Class A-PO
                                        Certificates) pro rata based on their
                                        respective class balances. Such
                                        allocation will be effected on each such Distribution Date by reducing the class balance of the class of Class B
                                        Certificates then outstanding with the
                                        highest numerical class designation if
                                        and to the extent that the aggregate of
                                        the class balances of all classes of
                                        Senior Certificates (but not the Class
                                        A-PO Certificates) and the Class B
                                        Certificates (after taking into account
                                        the amount of all distributions to be
                                        made on such Distribution Date) exceeds
                                        the Adjusted Pool Amount (Non-PO
                                        Portion) for such Distribution Date.

                                        In general, a "Realized Loss" means, (a) with respect to a Mortgage Loan that has been liquidated, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of proceeds from the liquidation applied to the principal balance of the related Mortgage Loan and (b) a losses due to the bankruptcy of the mortgagor.

                                        After the date on which the aggregate
                                        class balance of the Subordinate
                                        Certificates has been reduced to zero,
                                        on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates (but not the Class A-PO Certificates) then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates (but not the Class A-PO Certificates) pro rata based on their respective class balances. After the senior credit support depletion date, the class balance of the Class A-8 Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class, but also by the portion allocated to the Class A-7 Certificates.

Adjusted Pool Amount:                   The Adjusted Pool Amount will equal the
                                        aggregate unpaid principal balance of
                                        the Mortgage Loans as of the Cut-off
                                        Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Advances, principal prepayments and Liquidation Proceeds
                                        (net of unreimbursed expenses and
                                        unreimbursed advances) in respect of
                                        principal) and distributed on the
                                        Certificates on such Distribution Date
                                        and all prior Distribution Dates and
                                        (ii) the principal portion of all
                                        Realized Losses (other than debt service reductions) incurred on the Mortgage
                                        Loans from the Cut-off Date through the
                                        end of the month preceding such
                                        Distribution Date.

Adjusted Pool Amount (PO Portion)       The Adjusted Pool Amount (PO Portion)
                                        will equal the sum as to each Mortgage
                                        Loan outstanding as of the Cut-off :
                                        Date of the product of (A) the PO
                                        Percentage for such Mortgage Loan and
                                        (B) the principal balance of such
                                        Mortgage Loan as of the Cut-off Date
                                        less the sum of (i) all amounts in
                                        respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds
                                        (net of unreimbursed expenses and
                                        unreimbursed advances) in respect of
                                        principal) and distributed on the
                                        Certificates on such Distribution Date
                                        and all prior Distribution Dates and
                                        (ii) the principal portion of any
                                        Realized Loss (other than a debt service reduction) incurred on such Mortgage
                                        Loan from the Cut-off Date through the
                                        end of the month preceding the month in
                                        which such Distribution Date occurs.

Adjusted Pool Amount (Non-PO Portion):  The Adjusted Pool Amount (Non-PO
                                        Portion) will equal the difference
                                        between the Adjusted Pool Amount and the Adjusted Pool Amount (PO Portion).

Interest Accrual:                       Interest will accrue on the Certificates
                                        (other than the Class A-2 and Class A-3
                                        Certificates) during each one-month
                                        period ending on the last day of the
                                        month preceding the month in which each
                                        Distribution Date occurs (each, a
                                        "Regular Interest Accrual Period"). The
                                        initial Regular Interest Accrual Period
                                        will be deemed to have commenced on
                                        December 1, 2005. Interest will accrue
                                        on the Class A-2 and Class A-3
                                        Certificates from the previous
                                        Distribution Date, or in the case of the first Distribution Date, from the
                                        Closing Date, through and including the
                                        day prior to the current Distribution
                                        Date (each, a "LIBOR Based Interest
                                        Accrual Period" and together with the
                                        Regular Interest Accrual Period, an
                                        "Interest Accrual Period").

Planned Amortization
Certificates and Companions:            The balances of the Class A-4 and Class
                                        A-5 Certificates (the "PAC Group") will
                                        be reduced to the applicable balances
                                        indicated in a predetermined
                                        amortization schedule, attached as
                                        AppendixA, for each Distribution Date if prepayments on the Mortgage Loans occur at a constant rate between 125% and 350%
                                        PSA. It is highly unlikely, however,
                                        that the underlying Mortgage Loans will
                                        prepay at a constant rate until maturity or that all the underlying Mortgage
                                        Loans will prepay at the same rate or
                                        that they will have the characteristics
                                        assumed. Therefore, there can be no
                                        assurance that the balances of the PAC
                                        Group after the payment of principal on
                                        any Distribution Date will be equal to
                                        the balances for such Distribution Date
                                        specified in the amortization table
                                        attached as Appendix A.

                                        The weighted average lives of the PAC
                                        Group will vary under different
                                        prepayment scenarios. If principal
                                        prepayments on the underlying mortgage
                                        loans occur at a constant rate that is
                                        slower than the lower PAC band, the
                                        amount available to make principal
                                        payments to the PAC Group may be
                                        insufficient to reduce the PAC Group's
                                        balances to their planned balances for
                                        such Distribution Date. The weighted
                                        average lives of the PAC Certificates
                                        may therefore be extended. If such
                                        principal prepayments on the underlying
                                        Mortgage Loans occur at a constant rate
                                        that is faster than the upper PAC band,
                                        the weighted average lives of the PAC
                                        Certificates may be shortened.

                                        Because all amounts available for
                                        principal payments on any Distribution
                                        Date will be distributed to holders on
                                        such Distribution Date, the ability to
                                        distribute any PAC Principal Amount on
                                        any Distribution Date will not be
                                        enhanced by the averaging of high and
                                        low principal prepayment rates on the
                                        underlying Mortgage Loans over several
                                        Distribution Dates, as might be the case if any principal payments were held for future applications and not distributed monthly.

                                        The extent to which the planned balances and targeted balances are achieved and the sensitivity of any PAC Group to principal prepayments on the underlying Mortgage Loans will depend in part on the period of time during which the class or classes which support the PAC Group remain outstanding. Any Companion Certificates will support the PAC Group. On each Distribution Date, after any PAC Group has received its PAC Principal Amount for such Distribution Date, no further principal payments will be made to the PAC Group until the class balances of the class or classes supporting any PAC Group have been reduced to zero. This support is intended to decrease the likelihood that the balance of the PAC Group will be reduced below its respective planned balance or targeted balance on a given Distribution Date. Once the applicable class or classes that provide support to the PAC Group are no longer outstanding, any PAC Certificates of any PAC Groups will become more sensitive to the rate of prepayments on the underlying Mortgage Loans, as such classes will receive principal payments that otherwise would have been distributable to the class or classes which supported them.

--------------------------------------------------------------------------------
                           Preliminary Credit Support
--------------------------------------------------------------------------------

The Subordinate Certificates provide credit support for the Senior Certificates. Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of all principal prepayments on the Mortgage Loans to the Certificates , subject to certain exceptions, for the first five years and the disproportionately greater allocation of prepayments to the Senior Certificates over the following four years. The disproportionate allocation of prepayments will accelerate the amortization of the Senior Certificates relative to the amortization of the Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years.

                          Subordination of Certificates
                          |                           ^
                          |          Senior           |
                          |  Credit Support [3.15%]   |
                          |                           |
                          |        Class B-1          |
                          |  Credit Support [1.35%]   |
                          |                           |
      Priority of         |        Class B-2          |     Order of
        Payment           |  Credit Support [0.80%]   |       Loss
                          |                           |    Allocation
                          |        Class B-3          |
                          |  Credit Support [0.50%]   |
                          |                           |
                          |        Class B-4          |
                          |  Credit Support [0.30%]   |
                          |                           |
                          |        Class B-5          |
                          |  Credit Support [0.15%]   |
                          |                           |
                          |        Class B-6          |
                          v  Credit Support [0.00%]   |

--------------------------------------------------------------------------------
                      Preliminary Priority of Distributions
--------------------------------------------------------------------------------

Distributions will be made on each Distribution Date from the Pool Distribution Amount in the following order of priority:

                      Preliminary Priority of Distributions

--------------------------------------------------------------------------------
                 First, to Assured Guaranty to pay its premium;
--------------------------------------------------------------------------------
                                       |
                                       v
--------------------------------------------------------------------------------
   Second, to the Senior Certificates entitled to payments of interest to pay interest;
--------------------------------------------------------------------------------
                                       |
                                       v
--------------------------------------------------------------------------------
               Third, to the Senior Certificates to pay principal;
--------------------------------------------------------------------------------
                                       |
                                       v
--------------------------------------------------------------------------------
    Fourth, to the Class A-PO Certificates to pay any applicable PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates.
--------------------------------------------------------------------------------
                                       |
                                       v
--------------------------------------------------------------------------------
 Fifth, sequentially, to each class of Subordinate Certificates to pay Interest and Principal in the order of numerical class designations, beginning with
         Class B-1 Certificates, until each class balance is zero; and
--------------------------------------------------------------------------------
                                       |
                                       v
--------------------------------------------------------------------------------
     Sixth, to Assured Guaranty, any remaining Pool Distribution Amount, up to the aggregate amount of previously unreimbursed Insured Payments;
                                       and
--------------------------------------------------------------------------------
                                       |
                                       v
--------------------------------------------------------------------------------
          Seventh, to the residual certificate, any remaining amounts.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Pool Distribution Amount:               The "Pool Distribution Amount" with
                                        respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans and will be equal to the sum of:

                                              (i) all scheduled installments of
                                        interest (net of the related Servicing
                                        Fee) and principal due on the Mortgage
                                        Loans on the due date in the month in
                                        which such Distribution Date occurs and
                                        received prior to the related
                                        Determination Date, together with any
                                        Advances in respect thereof and any
                                        Compensating Interest allocable to the
                                        Mortgage Loans;

                                              (ii) all proceeds of any primary
                                        mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

                                              (iii) all partial or full
                                        prepayments received on the Mortgage
                                        Loans during the calendar month
                                        preceding the month of such Distribution
                                        Date; and

                                              (iv) amounts received with respect
                                        to such Distribution Date as a
                                        substitution adjustment amount or
                                        purchase price in respect of any deleted
                                        Mortgage Loan or amounts received in
                                        connection with the optional termination of the Trust as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

Description of Servicer:                All of the Mortgage Loans will be
                                        serviced by Bank of America, National
                                        Association (in its capacity as
                                        servicer, the "Servicer") in accordance
                                        with the terms of the Pooling Agreement.
                                        The Servicer may perform any of its
                                        obligations under the Pooling Agreement
                                        through one or more subservicers.
                                        Despite the existence of subservicing
                                        arrangements, the Servicer will be
                                        liable for its servicing duties and
                                        obligations under the Pooling Agreement
                                        as if the Servicer alone were servicing
                                        the Mortgage Loans.

                                        Bank of America, National Association is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America, National Association is engaged in a general commercial banking business, offering a wide range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America, National Association originates and services residential mortgage loans and performs subservicing functions for affiliates.

                                        Bank of America, National Association's
                                        headquarters and its executive offices
                                        are located at 101 South Tryon Street,
                                        Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478. Bank of America, National Association is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

Underwriting Guidelines of
America, National Association:          Bank of America, National Association
                                        may, as part of its overall evaluation
                                        of a prospective borrower's
                                        creditworthiness, use Credit Scores or a combination of Credit Scores and
                                        Mortgage Scores. "Credit Scores"
                                        arestatistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit
                                        Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. A "Mortgage Score" takes into account not only a borrower's credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The Mortgage Score used by Bank of America, National Association will either have been developed by Bank of America, National Association or by a third party and approved by Bank of America, National Association. Some mortgage loans originated by Bank of America, National Association may have no Credit Score or Mortgage Score or have a Credit Score that Bank of America, National Association believes, as a result of other factors, is not predictive of a borrower's capacity and willingness to pay. In those cases, Bank of America, National Association will obtain an alternative credit history that has at least three credit references, one of which is housing related. A prospective borrower with (1) a higher Credit Score or (2) a higher
                                        Credit Score and Mortgage Score, which,
                                        in either event, indicates a more
                                        favorable credit history, is eligible
                                        for one of Bank of America, National
                                        Association's accelerated processing
                                        programs (the "Accelerated Processing
                                        Programs"). Loans in the Accelerated
                                        Processing Programs (which include,
                                        among others, the All-Ready Home and
                                        Rate Reduction Refinance programs
                                        described below) are subject to less
                                        stringent documentation requirements.

                                        Once the credit report and any
                                        applicable employment and deposit
                                        documentation are received, a
                                        determination is made as to whether the
                                        prospective mortgagor has sufficient
                                        monthly income available (i) to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet other financial obligations and monthly living expenses.

                                        To determine the adequacy of the
                                        mortgaged property as collateral,
                                        generally an independent appraisal is
                                        made of each mortgaged property
                                        considered for financing. In certain
                                        instances the appraisal may be conducted by an employee of Bank of America, National Association or an affiliate. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. If the loan is a refinance of a loan currently serviced by Bank of America, National Association, or carries a conforming loan amount, the collateral valuation of the property may be established by an automated valuation or the tax assessed value.

                                        Mortgage loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to FNMA or FHLMC, or if the related mortgaged property is located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance will be obtained instead. Notwithstanding the foregoing, certain mortgage loans that are not purchase money mortgage loans or that have principal balances less than certain specified amounts may not be covered by title insurance policies, although title searches are performed in connection with the origination of such mortgage loans. The Depositor will represent and warrant to the Trustee that the Mortgaged Property related to each Mortgage Loan (including each Mortgage Loan for which a title search is performed in lieu of obtaining a title insurance policy) is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions. However, in the event that a lien senior to the lien of the Mortgage related to a Mortgage Loan for which a title search is performed in lieu of obtaining a title insurance policy is found to exist, the sole recourse of the Trustee will be against the Depositor for breach of its representation and warranty. The Trustee will not have recourse against any title insurance company or other party.

                                        Certain states where the mortgaged
                                        properties securing the mortgage loans
                                        are located are "anti-deficiency"
                                        states, where, in general, lenders
                                        providing credit on one-to-four family
                                        properties must look solely to the
                                        property for repayment in the event of
                                        foreclosure. Bank of America, National
                                        Association's underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

                                        Bank of America, National Association
                                        may provide secondary financing to a
                                        borrower contemporaneously with the
                                        origination of the first mortgage loan
                                        but only if the first mortgage loan does not have a Loan-to-Value Ratio exceeding 80% and a combined loan-to-value ratio exceeding 95%. The underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit. Secondary financing by a lender other than Bank of America, National Association is not prohibited but the terms of such financing are subject to review by Bank of America, National Association and may not be as stringent as the Bank of America, National Association's underwriting guidelines for secondary financing.

                                        Bank of America, National Association
                                        may originate new mortgage loans under
                                        its "All-Ready Home" mortgage refinance
                                        program. Under this program, a borrower
                                        whose mortgage loan is serviced by Bank
                                        of America, National Association may be
                                        eligible for a reduced documentation
                                        refinancing if the borrower's mortgage
                                        loan has had no delinquent payments in
                                        the previous twelve months and the only
                                        change is to the mortgage interest rate
                                        or term of the mortgage loan. In
                                        addition, under its "Rate Reduction
                                        Refinance" program, Bank of America,
                                        National Association may offer to
                                        refinance a mortgage loan to reduce the
                                        mortgage interest rate and/or change the amortization schedule for a borrower who has indicated an interest in refinancing or who has requested payoff information, through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, provided the borrower has had no delinquent mortgage loan payments in the previous twelve months. In such cases, Bank of America, National Association will not apply any significant borrower credit or property underwriting standards. Mortgage Loans may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for such a refinancing after his or her Mortgage Loan has been included in a particular Trust, such Mortgage Loan could be refinanced resulting in a prepayment of such Mortgage Loan.

Foreclosure and Delinquency
Experience of Bank of
America, National
Association:                            The following table summarizes the
                                        delinquency and foreclosure experience
                                        on the portfolio of one- to four-family
                                        first mortgage loans originated or
                                        acquired by Bank of America, National
                                        Association or certain of its affiliates and serviced or subserviced by Bank of America, National Association or serviced by Bank of America, National
                                        Association for others, other than (i)
                                        mortgage loans acquired through certain
                                        mergers with previously unaffiliated
                                        entities, (ii) mortgage loans with
                                        respect to which the servicing rights
                                        were acquired by Bank of America,
                                        National Association in bulk and (iii)
                                        certain mortgage loans originated at
                                        bank branches of Bank of America,
                                        National Association.

                                        The portfolio of mortgage loans serviced by Bank of America, National Association includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with balances conforming to Freddie Mac's and Fannie Mae's limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans.

                      Bank of America, National Association
            Delinquency and Foreclosure Experience on Mortgage Loans

                                             At September 30, 2005         At December 31, 2004         At December 31, 2003
                                          --------------------------    --------------------------    -------------------------
                                           Number/      Outstanding      Number/      Outstanding      Number/     Outstanding
                                            % of         Principal        % of         Principal        % of        Principal
                                          Mortgage        Amount        Mortgage        Amount        Mortgage       Amount
                                            Loans      (In Millions)      Loans      (In Millions)      Loans     (In Millions)
---------------------------------------   ---------    -------------    ---------    -------------    ---------   -------------
Total Portfolio                           1,356,316       $214,901.0    1,300,762       $194,743.4    1,229,050      $174,777.5
Delinquencies*
  One Installment delinquent                 16,345         $1,927.5       16,251         $1,802.3       20,406        $2,219.3
  Percent Delinquent                            1.2%             0.9%         1.2%             0.9%         1.7%            1.3%
  Two Installments delinquent                 4,186           $445.2        4,224           $428.3        5,399          $549.9
  Percent Delinquent                            0.3%             0.2%         0.3%             0.2%         0.4%            0.3%
  Three or more installments delinquent       4,488           $449.0        4,935           $484.0        6,294          $615.8
  Percent Delinquent                            0.3%             0.2%         0.4%             0.2%         0.5%            0.4%
In Foreclosure                                3,333           $297.2        4,296           $399.2        5,449          $548.2
  Percent in Foreclosure                        0.2%             0.1%         0.3%             0.2%         0.4%            0.3%
Delinquent and in Foreclosure                28,352         $3,118.8       29,706         $3,113.8       37,548        $3,933.2
Percent Delinquent and in Foreclosure**         2.1%             1.5%         2.3%             1.6%         3.1%            2.3%

----------

* A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.


--------------------------------------------------------------------------------
                                  Risk Factors
--------------------------------------------------------------------------------

Subordination of Super Senior
Support and Subordinate Certificates
Increases Risk of Loss:                 Subordinate certificateholders are more
                                        likely to suffer losses as a result of
                                        losses or delinquencies on the Mortgage
                                        Loans than are Class A
                                        certificateholders.

                                        o     The rights of each class of
                                              Subordinate Certificates to
                                              receive distributions of interest
                                              and principal are subordinated to
                                              the rights of the Senior
                                              Certificates and each class of
                                              Subordinate Certificates with a
                                              lower numerical designation. For
                                              example, the Class B-2
                                              Certificates will not receive
                                              principal or interest on a
                                              distribution date until the Class
                                              A Certificates and Class B-1
                                              Certificates have received the
                                              amounts to which they are entitled
                                              on that Distribution Date.

                                        o     Losses that are realized on the
                                              Mortgage Loans will be allocated
                                              first to the Class B-6
                                              Certificates then to the Class B-5
                                              Certificates and so on, in reverse
                                              numerical order of the class
                                              designation, until the outstanding
                                              class balances of such classes
                                              have been reduced to zero.

                                        Super Senior Support certificateholders
                                        should consider the risk that after the
                                        Subordinate Certificates are no longer
                                        outstanding, the principal portion of
                                        losses realized on the Mortgage Loans
                                        that are allocated to the Super Senior
                                        Certificates will be borne by the Super
                                        Senior Support Certificates, rather than the Super Senior Certificates.

The Rate of Principal Payments on
the Mortgage Loans Will Affect the
Yield on the Offered Certificates:      Because principal payments on the
                                        Mortgage Loans will be distributed
                                        currently on the Senior Certificates and the Subordinate Certificates, the rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate and timing of payments of principal on the applicable Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the applicable Mortgage Loans. Borrowers are permitted to prepay their Mortgage
                                        Loans, in whole or in part, at any time.
                                        The principal payments on the Mortgage
                                        Loans may be in the form of scheduled
                                        principal payments or principal
                                        prepayments (for this purpose, the term
                                        "principal prepayment" includes
                                        prepayments and any other recovery of
                                        principal in advance of the scheduled
                                        due date, including repurchases and
                                        liquidations due to default, casualty,
                                        condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

                                        The rate of principal payments on the
                                        Mortgage Loans will be affected by the
                                        following:

                                        o     the amortization schedules of the
                                              Mortgage Loans;

                                        o     the rate of partial prepayments
                                              and full prepayments by borrowers
                                              due to refinancing, job transfer,
                                              changes in property values or
                                              other factors;

                                        o     liquidations of the properties
                                              that secure defaulted Mortgage
                                              Loans;

                                        o     repurchases of Mortgage Loans by
                                              the Depositor as a result of
                                              defective documentation or
                                              breaches of representations or
                                              warranties;

                                        o     the exercise of due-on-sale
                                              clauses by the Servicer in
                                              connection with transfers of
                                              mortgaged properties;

                                        o     the optional repurchase of all the
                                              Mortgage Loans by the Depositor to
                                              effect a termination of the Trust
                                              when the aggregate Stated
                                              Principal Balance of the Mortgage
                                              Loans is less than 10% of the
                                              aggregate unpaid principal balance
                                              of the mortgage loans as of the
                                              cut-off date; and

                                        o     general and targeted solicitations
                                              for refinancing by mortgage
                                              originators (including Bank of
                                              America, National Association).

                                        The rate of principal payments on the
                                        Mortgage Loans will depend greatly on
                                        the level of mortgage interest rates:

                                        o     If prevailing interest rates for
                                              similar mortgage loans fall below
                                              the interest rates on the Mortgage
                                              Loans in the Trust, the rate of
                                              prepayment is likely to increase.

                                        o     Conversely, if prevailing interest
                                              rates for similar mortgage loans
                                              rise above the interest rates on
                                              the Mortgage Loans in the Trust,
                                              the rate of prepayment is likely
                                              to decrease.

                                        If you are purchasing Offered
                                        Certificates at a discount, and
                                        specifically if you are purchasing the
                                        Class A-6 or Class A-PO Certificates,
                                        you should consider the risk that if
                                        principal payments on the applicable
                                        Mortgage Loans or in the case of the
                                        Class A-PO Certificates, the Discount
                                        Mortgage Loans, occur at a rate slower
                                        than you expected, your yield will be
                                        lower than you expected. If you are
                                        purchasing Offered Certificates at a
                                        premium, or are purchasing a Class A-IO
                                        Certificate (which has no class
                                        balance), you should consider the risk
                                        that if principal payments on the
                                        applicable mortgage loans or, in the
                                        case of the Class A-IO Certificates, the Mortgage Loans with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.750%, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Class A-IO
                                        Certificates, you should consider the
                                        risk that a rapid rate of principal
                                        prepayments on the Mortgage Loans with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.750%, could result in your failure to recover your initial investment. If you are purchasing the Class A-3
                                        Certificates, which are Inverse Floating
                                        Rate Certificates, you should consider
                                        the risk that a high rate of LIBOR may
                                        result in a lower yield than you
                                        expected or a negative yield. In
                                        particular, you should consider the risk that high constant rates of LIBOR or high constant prepayment rates on the Mortgage Loans may result in the failure to recover your initial investment. You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing Offered
                                        Certificates. The Senior Prepayment
                                        Percentage of all principal prepayments
                                        (excluding for this purpose, partial
                                        liquidations due to default, casualty,
                                        condemnation and the like) initially
                                        will be distributed to the classes of
                                        Senior Certificates that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionately high percentage) of those principal prepayments being distributed to the Senior Certificates and none (or a disproportionately low percentage) of those principal prepayments being distributed to holders of the
                                        Subordinate Certificates during the
                                        periods of time described in the
                                        definition of "Senior Prepayment
                                        Percentage."

                                        The timing of changes in the rate of
                                        prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Delinquencies and Losses on the
Mortgage Loans Will Adversely Affect
Your Yield:                             Delinquencies on the mortgage loans
                                        which are not advanced by or on behalf
                                        of the Servicer (because the Servicer
                                        has determined that these amounts, if
                                        advanced, would be nonrecoverable), will adversely affect the yield on the Senior
                                        Certificates and the Subordinate
                                        Certificates. The Servicer will
                                        determine that a proposed advance is
                                        nonrecoverable when, in the good faith
                                        exercise of its servicing judgment, it
                                        believes the proposed advance would not
                                        be ultimately recoverable from the
                                        related mortgagor, related liquidation
                                        proceeds, or other recoveries in respect of the Mortgage Loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the Subordinate Certificates
                                        (in reverse numerical order), and then
                                        by the Senior Certificates.

                                        Net interest shortfalls will adversely
                                        affect the yields on the Offered
                                        Certificates. In addition, losses
                                        generally will be borne by the
                                        Subordinate Certificates. As a result,
                                        the yields on the Offered Certificates
                                        will depend on the rate and timing of
                                        realized losses on the Mortgage Loans.

Credits Scores May Not Accurately
Predict the Likelihood of Default:      Bank of America, National Association
                                        generally uses Credit Scores as part of
                                        its underwriting process. The attached
                                        collateral annex shows credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. Neither the depositor nor Bank of America, National
                                        Association makes any representations
                                        any mortgage loan or that a particular
                                        credit score should be relied upon as a
                                        basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic Concentration May Increase
Risk of Loss Due to Adverse Economic
Conditions or Natural Disasters:        At various times, certain geographic
                                        regions will experience weaker economic
                                        conditions and housing markets and,
                                        consequently, will experience higher
                                        rates of delinquency and loss on
                                        mortgage loans generally. In addition,
                                        certain states have experienced natural
                                        disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.
                                        Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the tables entitled "Geographic
                                        Distribution of Mortgaged Properties" in the attached collateral annex for a listing of the locations and concentrations of the mortgaged properties.

                                        Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the Offered Certificates.

Residential Real Estate Values May
Fluctuate and Adversely Affect
Your Investment:                        There can be no assurance that values of
                                        the mortgaged properties have remained
                                        or will remain at their levels on the
                                        dates of origination of the related
                                        Mortgage Loans. The value of any
                                        mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the table in the accompanying collateral annex might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage
                                        Loans. If the residential real estate
                                        market should experience an overall
                                        decline in property values large enough
                                        to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in Bank of America, National
                                        Association's prior securitizations
                                        involving the Depositor.

                                        In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

United States Military Operations May
Increase Risk of Relief Act Shortfalls: As a result of military operations in
                                        Afghanistan and Iraq, the United States
                                        has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans in the trust, which will be borne by all classes of interest bearing Certificates. The Policy will not cover any such shortfalls allocated to the Class A-1 Certificates. Neither Bank of America, National Association nor the depositor has not taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations.

Distributions of Principal to the
Special Retail Certificates are
Subject to Special Procedures:          Although there can be no assurance as to
                                        the rate at which principal
                                        distributions will be made on any class
                                        of Offered Certificates, the Special
                                        Retail Certificates, in particular, may
                                        be inappropriate investments for you if
                                        you require a distribution of a
                                        particular amount of principal on a
                                        specific date or an otherwise
                                        predictable stream of distributions. If
                                        you own Special Retail Certificates,
                                        funds available for distributions of
                                        principal may not be sufficient to
                                        permit the distributions you request
                                        within any specific period of time after your request. During periods in which prevailing interest rates are generally higher than the pass-through rate for the class of Special Retail
                                        Certificates, greater numbers of
                                        beneficial owners may request
                                        distributions of principal in respect of the Special Retail Certificates to take advantage of higher interest rates.
                                        During such periods there may, however,
                                        be a concurrent reduction in the rate of prepayments of the Mortgage Loans, thus limiting the funds available for such distributions.

                                        In addition, because of the random lot
                                        procedure for distributing principal,
                                        you may receive a principal distribution on your Special Retail Certificates on a Distribution Date (even if you have not requested such a distribution) if the amount available for distribution in respect of principal on such
                                        Distribution Date on the class of
                                        Special Retail Certificates exceeds the
                                        aggregate amount requested for
                                        distribution of principal by all holders of the class of Special Retail Certificates. It is more likely that amounts will be distributed by random lot during the periods of the relatively low interest rates and, correspondingly, higher prepayment rates. Under such circumstances you may have difficulty reinvesting these principal distributions at rates as high as the pass-through rate of your Certificates or your expected yield.

There is a Risk that Interest Payments
on the Mortgage Loans May Be
Insufficient to Pay Interest on Your
Certificates:                           When a Mortgage Loan is prepaid in full,
                                        the mortgagor is charged interest only
                                        up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the Mortgage
                                        Loans, but in each case only up to the
                                        amount of Compensating Interest for such Distribution Date. To the extent these shortfalls are not covered by the amount of Compensating Interest, they will be allocated pro rata to the related classes of interest-bearing
                                        Certificates. The Policy will not cover
                                        any such shortfalls allocated to the
                                        Class A-1 Certificates.

Certificates May Not Be Appropriate
for Individual Investors:               If you are an individual investor who
                                        does not have sufficient resources or
                                        expertise to evaluate the particular
                                        characteristics of the applicable class
                                        of Offered Certificates, the Offered
                                        Certificates may not be an appropriate
                                        investment for you. This may be the case because, among other things:

                                              o     if you purchase your
                                                    Certificates at a price
                                                    other than par, your yield
                                                    to maturity will be
                                                    sensitive to the uncertain
                                                    rate and timing of principal
                                                    prepayments on the
                                                    applicable Mortgage Loans;

                                              o     the rate of principal
                                                    distributions on, and the
                                                    weighted average lives of,
                                                    the Offered Certificates
                                                    will be sensitive to the
                                                    uncertain rate and timing of
                                                    principal prepayments on the
                                                    applicable Mortgage Loans
                                                    and the priority of
                                                    principal distributions
                                                    among the classes of
                                                    Certificates, and as such,
                                                    the Offered Certificates
                                                    and, in particular, the
                                                    Special Retail Certificates,
                                                    may be inappropriate
                                                    investments for you if you
                                                    require a distribution of a
                                                    particular amount of
                                                    principal on a specific date
                                                    or an otherwise predictable
                                                    stream of distributions;

                                              o     you may not be able to
                                                    reinvest amounts distributed
                                                    in respect of principal on
                                                    your Certificates (which
                                                    distributions, in general,
                                                    are expected to be greater
                                                    during periods of relatively
                                                    low interest rates) at a
                                                    rate at least as high as the
                                                    applicable pass-through rate
                                                    or your expected yield;

                                              o     a secondary market for the
                                                    Offered Certificates may not
                                                    develop or provide you with
                                                    liquidity of investment; and

                                              o     you must pay tax on any
                                                    interest or original issue
                                                    discount in the year it
                                                    accrues, even if the cash is
                                                    paid to you in a different
                                                    year.

Limited Source of Payments --
No Recourse to Depositor,
Seller, Servicer or Trustee:            Proceeds of the Mortgage Loans will be
                                        the sole source of payments on the
                                        Certificates, other than the Class A-1
                                        Certificates, as to which certain
                                        payments may be made from the Reserve
                                        Fund or under the Policy. The
                                        Certificates do not represent an
                                        interest in or obligation of the
                                        Depositor, the Servicer, the Seller, the Trustee or any of their affiliates.
                                        There are, however, limited obligations
                                        of the Depositor with respect to certain breaches of representations and warranties, and limited obligations of the Servicer with respect to its servicing obligations.

                                        Neither the Certificates nor the
                                        Mortgage Loans will be guaranteed by or
                                        insured by any governmental agency or
                                        instrumentality, the Depositor, the
                                        Seller, the Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates.

Limited Liquidity:                      The Underwriter intends to make a market
                                        for purchase and sale of the Offered
                                        Certificates after their initial
                                        issuance, but the Underwriter has no
                                        obligation to do so. There is no
                                        assurance that such a secondary market
                                        will develop or, if it does develop,
                                        that it will provide you with liquidity
                                        of investment or that it will continue
                                        for the life of the Offered
                                        Certificates. As a result, you may not
                                        be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

                                        The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Interest Only, Super Senior Support, Principal Only, Inverse Floating Rate or Subordinated Certificates) will experience illiquidity.

--------------------------------------------------------------------------------

[BANC OF AMERICA SECURITIES LOGO]      Banc of America Mortgage Securities, Inc.
                                     Mortgage Pass-Through Certificates, 2005-12
                                              $298,847,554 (approximate)

--------------------------------------------------------------------------------

                                   Appendix A

                     Principal Balance Schedule
                             PAC Group
------------------   --------------------------
Initial Balance....             $136,879,000.00
January 25, 2006...             $136,463,886.13
February 25, 2006..             $135,986,250.18
March 25, 2006.....             $135,446,339.68
April 25, 2006.....             $134,844,342.30
May 25, 2006.......             $134,180,485.83
June 25, 2006......             $133,455,038.15
July 25, 2006......             $132,668,307.10
August 25, 2006....             $131,820,640.28
September 25, 2006.             $130,912,424.96
October 25, 2006...             $129,944,087.72
November 25, 2006..             $128,916,094.26
December 25, 2006..             $127,828,949.06
January 25, 2007...             $126,683,194.95
February 25, 2007..             $125,479,412.80
March 25, 2007.....             $124,218,220.99
April 25, 2007.....             $122,900,274.94
May 25, 2007.......             $121,526,266.60
June 25, 2007......             $120,096,923.86
July 25, 2007......             $118,613,009.93
August 25, 2007....             $117,075,322.69
September 25, 2007.             $115,484,694.01
October 25, 2007...             $113,841,989.00
November 25, 2007..             $112,148,105.27
December 25, 2007..             $110,403,972.11
January 25, 2008...             $108,610,549.68
February 25, 2008..             $106,768,828.09
March 25, 2008.....             $104,879,826.54
April 25, 2008.....             $102,944,592.37
May 25, 2008.......             $100,965,064.60
June 25, 2008......              $98,998,798.32
July 25, 2008......              $97,045,883.11
August 25, 2008....              $95,106,232.36
September 25, 2008.              $93,179,760.04
October 25, 2008...              $91,266,380.66
November 25, 2008..              $89,366,009.33
December 25, 2008..              $87,478,561.66
January 25, 2009...              $85,624,718.87
February 25, 2009..              $83,783,632.67
March 25, 2009.....              $81,955,220.35
April 25, 2009.....              $80,139,399.73
May 25, 2009.......              $78,336,089.15
June 25, 2009......              $76,545,207.52
July 25, 2009......              $74,766,674.25
August 25, 2009....              $73,000,409.28
September 25, 2009.              $71,246,333.09
October 25, 2009...              $69,504,366.66
November 25, 2009..              $67,774,431.49
December 25, 2009..              $66,056,449.61
January 25, 2010...              $64,350,343.54
February 25, 2010..              $62,656,036.32
March 25, 2010.....              $60,973,451.48
April 25, 2010.....              $59,302,513.05
May 25, 2010.......              $57,643,145.58
June 25, 2010......              $55,995,274.08
July 25, 2010......              $54,358,824.07
August 25, 2010....              $52,733,721.57
September 25, 2010.              $51,119,893.04
October 25, 2010...              $49,517,265.47
November 25, 2010..              $47,925,766.30
December 25, 201...              $46,345,323.44
January 25, 2011...              $44,864,602.28
February 25, 2011..              $43,394,625.19
March 25, 2011.....              $41,935,321.83
April 25, 201......              $40,486,622.29
May 25, 2011.......              $39,048,457.13
June 25, 2011......              $37,620,757.37
July 25, 2011......              $36,203,454.47
August 25, 2011....              $34,796,480.36
September 25, 2011.              $33,399,767.40
October 25, 2011...              $32,013,248.42
November 25, 2011..              $30,636,856.66
December 25, 2011..              $29,270,525.83
January 25, 2012...              $27,943,204.79
February 25, 201...              $26,625,668.32
March 25, 2012.....              $25,317,851.80
April 25, 2012.....              $24,019,691.02
May 25, 2012.......              $22,731,122.22
June 25, 2012......              $21,452,082.03
July 25, 2012......              $20,182,507.52
August 25, 2012....              $18,937,853.05
September 25, 2012.              $17,722,944.77
October 25, 2012...              $16,537,150.93
November 25, 2012..              $15,379,852.65
December 25, 2012..              $14,250,443.67
January 25, 2013...              $13,282,645.42
February 25, 2013..              $12,338,725.60
March 25, 2013.....              $11,418,157.58
April 25, 2013.....              $10,520,425.78
May 25, 2013.......               $9,645,025.47
June 25, 2013......               $8,791,462.52
July 25, 2013......               $7,959,253.20
August 25, 2013....               $7,147,923.96
September 25, 2013.               $6,357,011.24
October 25, 2013...               $5,586,061.24
November 25, 2013..               $4,834,629.75
December 25, 2013..               $4,102,281.92
January 25, 2014...               $3,504,166.96
February 25, 2014..               $2,920,871.48
March 25, 2014.....               $2,352,061.26
April 25, 2014.....               $1,797,409.34
May 25, 2014.......               $1,256,595.83
June 25, 2014......                 $729,307.79
July 25, 2014......                 $215,239.05
August 25, 2014....                       $0.00

--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

                       [BANC OF AMERICA SECURITIES LOGO]

--------------------------------------------------------------------------------

      The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

      Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Term Sheet - Collateral Appendix

Banc of America Mortgage 2005-12 Trust

Mortgage Pass-Through Certificates, Series 2005-12
$298,847,554 (approximate)

Banc of America Mortgage Securities, Inc.

(Depositor)

Bank of America, National Association

Seller and Servicer

[BANK OF AMERICA LOGO]

December 20, 2005

--------------------------------------------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[BANC OF AMERICA SECURITIES LOGO]      Banc of America Mortgage Securities, Inc.
                                     Mortgage Pass-Through Certificates, 2005-12
                                              $298,847,554 (approximate)

--------------------------------------------------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

--------------------------------------------------------------------------------
                               Collateral Summary
--------------------------------------------------------------------------------

Description of The Mortgage Loans

The Mortgage Loans consist of fixed rate, conventional, fully amortizing mortgage loans secured by first liens on one- to three-family residential properties. The majority of the Mortgage Loans will have original terms to stated maturity of approximately 30 years and principal balances at origination in excess of the conforming loan balance limits established by FHLMC. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time without penalty. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

--------------------------------------------------------------------------------

The tables set forth below contain approximate statistical information as of the Cut-off Date regarding all Mortgage Loans. The balances and percentages may not be exact due to rounding.

                                                          Collateral Summary    Range (if applicable)
-------------------------------------------------------   ------------------   ----------------------
Total Outstanding Loan Balance                                  $300,350,131
Total Number of Loans                                                    529
Average Loan Principal Balance                                      $567,770   $298,156 to $1,948,012
WA Gross Coupon                                                        5.937%        5.125% to 7.125%
WA FICO                                                                  746               621 to 819
WA Original Term                                                  357 months        240 to 360 months
WA Remaining Term                                                 356 months        239 to 360 months
WA OLTV                                                                69.40%        23.81% to 90.00%
Geographic Concentration of Mortgaged Properties (Top 5      CA        47.47%
States) based on the Aggregate Stated Principal Balance      FL         8.05%
                                                             TX         4.90%
                                                             MA         3.71%
                                                             VA         3.63%

                               Mortgage Loan Data

                                                                  All                     Discount                  Premium
                                                             Mortgage Loans            Mortgage Loans            Mortgage Loans
------------------------------------------------------   ----------------------    ----------------------    ----------------------
Number of Mortgage Loans                                           529                       388                       141
Aggregate Stated Principal Balance (1)                        $300,350,131              $221,795,965               $78,554,166
Range of Original Terms to Stated Maturity (1)             240 to 360 months         240 to 360 months         240 to 360 months
Range of Stated Principal Balances (1)                   $298,156 to $1,948,012    $298,156 to $1,948,012    $403,514 to $1,067,785
Average Stated Principal Balance (1)                            $567,770                  $571,639                  $557,122
Latest Stated Maturity Date                                    12/01/2035                12/01/2035                12/01/2035
Range of Current Mortgage Interest Rates (1)                5.125% to 7.125%          5.125% to 6.000%          6.125% to 7.125%
Weighted Average Current Mortgage Interest Rate (1)               5.94%                     5.82%                     6.27%
Range of Remaining Terms to Stated Maturity (1)            239 to 360 months         239 to 360 months         239 to 360 months
Weighted Average Remaining Term to Stated Maturity (1)         356 months                357 months                354 months
Range of Original Loan-to-Value Ratios (1)                  23.81% to 90.00%          23.81% to 90.00%          32.63% to 80.00%
Weighted Average Original Loan-to-Value Ratio (1)                 69.40%                    69.40%                    69.41%

(1) Approximate.

           Occupancy of Mortgaged Properties of the Mortgage Loans (1)

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
                                Mortgage      Balance as of     Pool Principal
Occupancy                         Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
Primary Residence                     483     $273,113,768.82            90.93%
Second Home                            46       27,236,361.70             9.07
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%

(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                      Property Types of the Mortgage Loans

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
                                Mortgage      Balance as of     Pool Principal
Property Type                     Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
Single Family Residence               364     $203,903,094.12            67.89%
PUD-Detached                           97       56,249,697.41            18.73
Condominium                            48       27,818,200.13             9.26
2-Family                                6        4,375,922.26             1.46
PUD-Attached                            7        3,679,193.67             1.22
3-Family                                3        2,094,927.16             0.70
Townhouse                               3        1,742,081.08             0.58
Cooperative                             1          487,014.69             0.16
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%

                   Mortgage Loan Purpose of the Mortgage Loans

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
                                Mortgage      Balance as of     Pool Principal
Purpose                           Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
Purchase                              286     $165,810,510.89            55.21%
Refinance-Rate/Term                   126       73,434,913.79            24.45
Refinance-Cashout                     117       61,104,705.84            20.34
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%


              Geographical Distribution of the Mortgage Properties
                            of the Mortgage Loans (1)

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
                                Mortgage      Balance as of     Pool Principal
Geographic Area                   Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
Alabama                                 1         $671,246.99             0.22%
Arizona                                 9        5,177,177.61             1.72
Arkansas                                1          422,601.32             0.14
California                            252      142,586,159.76            47.47
Colorado                                8        5,063,191.59             1.69
Connecticut                             4        2,059,191.66             0.69
District of Columbia                    5        2,525,392.79             0.84
Florida                                45       24,169,838.43             8.05
Georgia                                 6        3,107,379.72             1.03
Hawaii                                  1          824,138.65             0.27
Idaho                                   2        1,263,402.69             0.42
Illinois                               15        8,889,072.41             2.96
Indiana                                 3        1,344,546.70             0.45
Kansas                                  2        1,496,674.23             0.50
Kentucky                                1          494,483.19             0.16
Maine                                   3        1,631,997.96             0.54
Maryland                               18        9,470,561.91             3.15
Massachusetts                          19       11,145,637.95             3.71
Michigan                                3        1,608,140.21             0.54
Minnesota                               6        2,880,970.59             0.96
Missouri                                2        1,021,054.62             0.34
Nevada                                 11        5,265,174.90             1.75
New Hampshire                           2        2,723,257.66             0.91
New Jersey                              9        5,589,026.93             1.86
New Mexico                              2          975,720.91             0.32
New York                               12        7,538,596.05             2.51
North Carolina                          3        1,863,667.66             0.62
Ohio                                    2        1,030,994.49             0.34
Oklahoma                                1          464,714.29             0.15
Oregon                                  1          782,342.74             0.26
Pennsylvania                            8        4,844,617.32             1.61
Rhode Island                            3        1,655,827.28             0.55
South Carolina                          8        4,833,128.74             1.61
Tennessee                               1          431,515.92             0.14
Texas                                  24       14,728,360.27             4.90
Utah                                    1          799,239.31             0.27
Vermont                                 3        1,797,074.61             0.60
Virginia                               20       10,909,570.08             3.63
Washington                             11        5,768,911.01             1.92
Wisconsin                               1          495,529.37             0.16
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%

(1) As of the Cut-off Date, no more than approximately 0.88% of the Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

       Current Mortgage Loan Principal Balances of the Mortgage Loans (1)

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
Current Mortgage Loan           Mortgage      Balance as of     Pool Principal
Principal Balances ($)            Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
250,000.01 - 300,000.00                 1         $298,156.13             0.10%
400,000.01 - 450,000.00               104       45,002,448.34            14.98
450,000.01 - 500,000.00               136       64,835,057.31            21.59
500,000.01 - 550,000.00                78       40,974,789.51            13.64
550,000.01 - 600,000.00                54       31,124,798.02            10.36
600,000.01 - 650,000.00                49       30,703,414.22            10.22
650,000.01 - 700,000.00                34       23,033,503.35             7.67
700,000.01 - 750,000.00                13        9,359,873.86             3.12
750,000.01 - 800,000.00                14       10,871,972.42             3.62
800,000.01 - 850,000.00                11        9,125,177.10             3.04
850,000.01 - 900,000.00                12       10,514,470.19             3.50
900,000.01 - 950,000.00                 5        4,571,358.58             1.52
950,000.01 - 1,000,000.00              11       10,889,486.15             3.63
1,000,000.01 - 1,500,000.00             6        7,097,613.45             2.36
1,500,000.01 - 2,000,000.00             1        1,948,011.89             0.65
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%

(1) As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans is expected to be approximately $567,770.

             Original Loan-To-Value Ratios of the Mortgage Loans (1)

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
Original Loan-To-Value Ratios   Mortgage      Balance as of     Pool Principal
(%)                               Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
20.01 - 25.00                           1         $630,870.00             0.21%
25.01 - 30.00                           1          449,530.17             0.15
30.01 - 35.00                           3        1,315,275.73             0.44
35.01 - 40.00                          17        9,311,078.36             3.10
40.01 - 45.00                           9        5,718,907.30             1.90
45.01 - 50.00                          25       13,890,247.34             4.62
50.01 - 55.00                          28       14,983,992.95             4.99
55.01 - 60.00                          37       19,853,583.95             6.61
60.01 - 65.00                          43       25,778,914.93             8.58
65.01 - 70.00                          69       41,873,064.25            13.94
70.01 - 75.00                          48       26,904,253.50             8.96
75.01 - 80.00                         243      137,339,689.34            45.73
85.01 - 90.00                           5        2,300,722.70             0.77
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 69.40%.

            Current Mortgage Interest Rates of the Mortgage Loans (1)

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
Current Mortgage                Mortgage      Balance as of     Pool Principal
Interest Rates (%)                Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
5.001 - 5.250                           6       $3,118,940.24             1.04%
5.251 - 5.500                          25       13,187,505.39             4.39
5.501 - 5.750                         125       71,717,336.13            23.88
5.751 - 6.000                         232      133,772,182.86            44.54
6.001 - 6.250                         104       57,954,088.82            19.30
6.251 - 6.500                          29       16,012,828.48             5.33
6.501 - 6.750                           6        3,492,146.90             1.16
6.751 - 7.000                           1          539,546.33             0.18
7.001 - 7.250                           1          555,555.37             0.18
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%

(1) As of the Cut-off Date, the weighted average Current Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 5.937% per annum.

                    Remaining Terms of the Mortgage Loans (1)

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
                                Mortgage      Balance as of     Pool Principal
Remaining Term (Months)           Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
221 - 240                              11       $6,133,046.68             2.04%
281 - 300                               1          576,095.96             0.19
341 - 360                             517      293,640,987.88            97.77
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 356 months.

             Credit Scoring of Mortgagors of the Mortgage Loans (1)

                                                Aggregate            % of
                                Number Of   Stated Principal     Cut-off Date
                                Mortgage      Balance as of     Pool Principal
Credit Scores                     Loans       Cut-off Date         Balance
-----------------------------   ---------   -----------------   --------------
801 - 850                              29      $17,939,571.66             5.97%
751 - 800                             256      147,873,786.94            49.23
701 - 750                             153       86,818,402.71            28.91
651 - 700                              72       37,717,111.20            12.56
601 - 650                              19       10,001,258.01             3.33
-----------------------------   ---------   -----------------   --------------
Total:                                529     $300,350,130.52           100.00%

(1) The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).